Exhibit 99.1

Southern National Bancorp of Virginia, Inc. Announces Earnings for the Fourth Quarter of 2020

Southern National Bancorp of Virginia, Inc. Announces Rebranding Initiatives and the Proposed Name Changes to Primis Financial Corp. and Primis Bank

Southern National Bancorp of Virginia, Inc. Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., Jan. 28, 2021 /PRNewswire/ -- Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) ("Southern National" or the "Company"), and its wholly-owned subsidiary Sonabank (the "Bank"), today announced net income of $9.0 million for the quarter ended December 31, 2020, compared to $9.0 million for the quarter ended December 31, 2019. Earnings per share for the three months ended December 31, 2020 were $0.37 on both a basic and diluted basis representing no change from the three months ended December 31, 2019.

Earnings for the twelve months ended December 31, 2020 were $23.3 million compared to $33.2 million for the twelve months ended December 31, 2019. Earnings per share for the twelve months ended December 31, 2020 were $0.96 on both a basic and diluted basis compared to $1.38 basic and $1.36 diluted for the twelve months ended December 31, 2019.

The Board of Directors also announced and declared a dividend of $0.10 per share payable on February 26, 2021 to shareholders of record on February 12, 2021. This is Southern National's thirty-seventh consecutive quarterly dividend.

Proposed Name Change

As part of the Company's rebranding initiatives, on January 28, 2021, the Board of Directors of the Company approved changing the Company's name to Primis Financial Corp., to be effective as of March 31, 2021. The Company's wholly-owned banking subsidiary, Sonabank, will also change its name to Primis Bank, effective March 31, 2021.

President and CEO Dennis J. Zember, Jr. commented on the rebranding initiatives and the proposed name changes, saying "Over the last year, we have focused hard on our culture. Our efforts have centered on building the foundation for a Company with higher expectations around innovation and technology. We want to deliver a better return for our shareholders and an experience for our customers that prompts them to brag about us. We are committed to train harder, develop more expertise in all areas and build relationships that will last. This kind of effort and commitment deserves a first class brand."

Mr. Zember continued, "Effective March 31, 2021, our ticker symbol will also change from SONA to FRST and our website will become www.primisbank.com."

Adjusted Recurring Profitability

In addition to a significant build in the allowance for credit losses related to the COVID-19 pandemic and the adoption of CECL, the Company incurred expenses for management restructuring and its newly announced branding initiative. Adjusted earnings(1), after considering certain non-recurring items, totaled $6.39 million for the quarter or $0.26 per diluted share, compared to $8.96 million or $0.37 per diluted share for the same quarter in 2019. For the year, the Company reported adjusted earnings of approximately $25.0 million or $1.03 per diluted share, a decrease from $36.1 million or $1.48 per diluted share in 2019. The table below includes information on these revenues and expenses for the fourth quarter of 2020:

Management Restructure / Recruiting Expenses	$ 843
(Gain or Recovery) / Loss on Securities	(2,964)
Brand Initiative / Renaming Expenses	1,000
Net Extraordinary PPP Income and Expense	(2,177)
Total Pre-tax Adjustments	$ (3,298)
Tax Impact	729
Total After-tax Adjustments	$ (2,569)

Highlights for the three and twelve months ended December 31, 2020

  Total assets ended the year at $3.09 billion.
  Loans on deferral were $122.0 million or 5.75% of total loans excluding PPP balances and in-line with expectations at the end of the fourth quarter.   Approximately 59% of total deferrals were from the hotel portfolio while restaurant deferrals declined to approximately $0.5 million.
  Total deposits increased $216.1 million from the previous quarter despite a $71.6 million decline in CDs over the last three months.
  Demand deposits (NIB, NOW, MMDA) increased to 72.3% of total deposits compared to 56.3% at the end of 2019.
  Cost of deposits declined to 0.71% for the fourth quarter of 2020 compared to 1.37% for the fourth quarter of 2019.
  The Company booked its first Panacea loan customers in the quarter.
  Mortgage contribution of $2.57 million for the fourth quarter versus $16 thousand for the year-ago period.
  Pre-tax pre-provision operating earnings(1) of $12.1 million or 1.56% of average assets for the quarter compared to $10.2 million or 1.50% in the same quarter in 2019.
  Allowance for credit losses to gross loans (excluding PPP balances) of 1.71% at December 31, 2020.
  Tangible book value per share(1) of $11.60 at December 31, 2020, an increase of $0.51 from a year ago despite a significant build in reserves for credit losses and $0.40 in dividends paid in 2020.

Commenting on the quarter and year, President and CEO Dennis J. Zember, Jr. said, "We finished 2020 with another good quarter. We had strong net income while managing through a resurgence in the pandemic and implementing the CECL accounting standard. Our primary balance sheet accomplishments include the dramatic improvement in our deposit portfolio that went well beyond industry trends towards extra liquidity. Additionally, we grew tangible book value despite a dramatic increase in the reserve and a strong dividend. Long-term, the most impactful thing we did was our work on the Company's culture. Building an organization that attracts the best bankers and allows them to win is not an overnight assignment. Changing our name and our brand, and committing to an image that mirrors this attitude is critical and I believe our work here will pay dividends quickly."

Matthew A. Switzer, Executive Vice President and CFO, added "We are focused on growing our loan portfolio in 2021 and deploying excess liquidity. To that end, late in the fourth quarter of 2020 we hired a new market executive and a four person lending team in Northern Virginia from a large regional bank and plan to add to this team in the near future. We expect substantially more production and growth from this key market. We are excited about having these strong bankers on board and look forward to serving the customers they bring to the bank with our new brand and strategy."

Net Interest Income

Net interest income increased to $25.7 million for the three months ended December 31, 2020 from $20.7 million for the three months ended December 31, 2019 due to higher levels of average earning assets and extraordinary net accretion of certain deferred PPP loan fees and expenses as highlighted above. The Company's reported net interest margin for the fourth quarter increased to 3.58% compared to 3.18% in the third quarter of 2020 and 3.35% in the fourth quarter of 2019. Net interest margin excluding the effects of PPP loans(1) was 3.23% in the fourth quarter of 2020, down 5 bps from 3.28% linked-quarter.

Yield on loans for the fourth quarter was 4.57%(1), excluding the effect of PPP loans, compared to 5.06% in the same quarter of 2019. Lower yields on loans are the result of the significant decline in interest rates in the first half of the year. While lower rates also lowered funding costs, the Company aggressively pursued core deposits during the year to replace brokered time deposits and other sources of wholesale funding. Despite actively pursuing core deposits and positively shifting the Company's deposit mix, the cost of total deposits still declined to 0.71% in the fourth quarter of 2020 from 1.37% in the year-ago quarter. Management believes that there is a likelihood for increased core margins and profitability levels from this global repricing activity.

Commenting on the trends around net interest margin, Mr. Zember stated "We recognize that our deposit costs are higher than our peers and are committed to continue shifting our deposit mix away from CDs. We have already moved time deposits to approximately 20% of total deposits and will start working to lower deposit costs in a way that will not affect the stability of our deposit base. As previously articulated, our goal is to finish 2021 with the deposit side of our balance sheet mixed similarly to our peers with costs that are in-line with the industry."

Noninterest Income

During the three months ended December 31, 2020, Southern National had non-interest income of $8.0 million compared to $3.4 million for the three months ended December 31, 2019. Income on account maintenance and deposit service fees declined $147 thousand from the year-ago period primarily in account service charges and non-sufficient fund fees. Gains on our investment in Southern Trust Mortgage ("STM") increased to $2.6 million compared to $16 thousand in the same quarter in 2019, driven by higher margins on closed loans and materially higher volumes from refinance activity as well as production from new hires and teams that were on boarded in the second half of 2019. Recoveries on securities net of losses on securities sold totaled $2.96 million.

Noninterest Expense

Noninterest expense was $18.6 million for the three months ended December 31, 2020, compared to $13.8 million reported for the three months ended December 31, 2019. Employee compensation and benefits expense increased $2.5 million due to increased staffing in the commercial lending and Panacea divisions along with modified incentive and bonus plans and increased costs associated with recruitment. We recorded a net loss of $905 thousand on other real estate owned in the quarter versus no gains or losses in the year-ago period. Other expenses increased $1.3 million, largely due to initiatives associated with our pending name change and rebranding efforts.

Loan Portfolio and Asset Quality

Loans outstanding grew to $2.44 billion at December 31, 2020 compared to $2.19 billion at the same time in 2019. Excluding PPP loans, loans outstanding have decreased $65.0 million since December 31, 2019. The Company ended the fourth quarter of 2020 with $122.0 million of loans on deferral, or 5.75% of total loans excluding PPP loans. Hotels account for 58.9% of all deferrals with 27.1% of the hotel portfolio deferred at December 31, 2020. Of the hotel deferrals, 58.3% are paying interest with the remainder deferring both interest and principal.

Nonperforming assets, excluding portions guaranteed by the SBA, were 0.47% of total assets at December 31, 2020, compared to 0.40% at December 31, 2019. Total non-accrual loans (net of SBA guarantees) increased to $11.4 million at December 31, 2020 compared to $4.8 million at December 31, 2019 due to COVID-19 related issues. Loans rated substandard increased to $44.5 million in the fourth quarter of 2020 from $19.2 million linked-quarter largely due to one hotel relationship comprised of three hotels in Blacksburg, Virginia, that has been impacted by reduced travel and athletic events at Virginia Tech.

The Allowance for Credit Losses increased to $36.3 million at December 31, 2020, up substantially from $10.3 million at December 31, 2019, due to pandemic-related provisioning and the adoption of the Current Expected Credit Loss ("CECL") accounting standard. As a percentage of loans (excluding PPP), the allowance is 1.71% at the end of the current quarter in 2020. Annualized net charge-offs to average loans remained low at 13 basis points for the fourth quarter of 2020 versus 17 basis points in the year-ago period.

Deposits

Total deposits increased to $2.43 billion at December 31, 2020 compared to $2.12 billion at the same time in 2019. During the quarter, CDs declined by $71.6 million while core deposits (demand, NOW, money market and savings) increased $287.8 million linked-quarter. Time deposits now represent approximately 20% of total deposits. The Company is aggressively building sales and incentive cultures focused on growing and managing core deposits, with the primary attention on commercial and consumer checking accounts. Management expects continued improvement in the funding mix over the next several quarters with more material reductions in total funding costs to occur in the last several quarters of 2021.

Stockholders' Equity

Tangible common book value(1) at the end of the fourth quarter of 2020 was $11.60 per share, an increase of $0.51 since the end of 2019. Tangible common equity(1) at December 31, 2020 was $282.8 million, or 9.49% of tangible assets(1).

About Southern National Bancorp of Virginia, Inc.

As of December 31, 2020, Southern National had $3.09 billion in total assets, $2.44 billion in total loans and $2.43 billion in total deposits. Sonabank, the Company's banking subsidiary provides a range of financial services to individuals and small and medium sized businesses through forty-two full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Southern National Bancorp of Virginia, Inc.
Phone: (804) 997-2406	6830 Old Dominion Drive
McLean, VA 22101
Matthew A. Switzer, EVP and CFO
Phone: (804) 528-4760

Southern National Bancorp of Virginia, Inc., NASDAQ Symbol SONA
Website: www.sonabank.com

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Southern National uses non-GAAP financial measures to analyze its performance. The measures entitled return on average assets – operating; net income adjusted for nonrecurring income and expenses; pre-tax pre-provision earnings – operating; pre-tax pre-provision return on average assets – operating; return on average equity- operating; return on average tangible equity – operating; efficiency ratio-operating; tangible common equity; tangible common equity to tangible assets; tangible book value per share; net interest margin excluding SBA PPP loans; and net interest margin – operating are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Southern National that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Southern National and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Southern National's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Southern National.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the potential effects of the COVID-19 pandemic on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives; competitive pressures among financial institutions increasing significantly; changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; interest rate risk; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2019, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1) Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables.

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Condensed Consolidated Balance Sheets (unaudited)	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Assets
Cash and cash equivalents	$ 196,185	$ 149,272	$ 82,586	$ 55,865	$ 31,928	$ 196,185	$ 31,928
Investment securities-available for sale	153,233	157,896	160,979	168,520	164,820	153,233	164,820
Investment securities-held to maturity	40,721	49,323	53,958	59,234	72,448	40,721	72,448
Stock in Federal Reserve Bank and Federal Home Loan Bank	16,927	16,927	16,927	21,396	17,832	16,927	17,832
Loans receivable, net of deferred fees	2,440,496	2,523,709	2,511,504	2,212,538	2,186,047	2,440,496	2,186,047
Allowance for credit losses	(36,345)	(25,779)	-23,627	-12,722	(10,261)	(36,345)	(10,261)
Net loans	2,404,151	2,497,930	2,487,877	2,199,816	2,175,786	2,404,151	2,175,786
Loans held for sale	-	-	-	-	-	-	-
Intangible assets	107,780	108,122	108,463	108,804	109,145	107,780	109,145
Operating lease right-of-use assets	7,511	7,033	7,111	7,664	8,013	7,511	8,013
Bank premises and equipment, net	30,306	30,679	31,087	31,079	31,184	30,306	31,184
Bank-owned life insurance	65,409	65,015	64,622	64,236	63,850	65,409	63,850
Deferred tax assets, net	14,646	14,477	11,087	11,154	11,788	14,646	11,788
Other assets	51,804	57,899	47,474	34,795	35,376	51,804	35,376
Total assets	$ 3,088,673	$ 3,154,573	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 3,088,673	$ 2,722,170

Liabilities and stockholders' equity
Demand deposits	$ 440,674	$ 467,581	$ 447,605	$ 338,095	$ 339,153	$ 440,674	$ 339,153
NOW accounts	714,752	472,553	424,096	380,977	391,172	714,752	391,172
Money market accounts	603,318	534,899	488,229	477,660	466,867	603,318	466,867
Savings accounts	183,814	179,756	171,681	151,406	144,486	183,814	144,486
Time deposits	490,048	561,685	619,918	727,216	783,040	490,048	783,040
Total deposits	2,432,606	2,216,474	2,151,529	2,075,354	2,124,718	2,432,606	2,124,718
Federal Home Loan Bank advances	100,000	100,000	100,000	205,140	121,640	100,000	121,640
PPPLF Advances	-	283,906	333,574	-	-	-	-
Subordinated notes	115,329	115,378	56,689	56,686	56,683	115,329	56,683
Operating lease liabilities	8,238	7,800	7,896	8,509	8,469	8,238	8,469
Other liabilities	41,946	42,032	40,814	38,052	33,419	41,946	33,419
Total liabilities	2,698,119	2,765,590	2,690,502	2,383,741	2,344,929	2,698,119	2,344,929
Stockholders' equity	390,554	388,983	381,669	378,822	377,241	390,554	377,241
Total liabilities and stockholders' equity	$ 3,088,673	$ 3,154,573	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 3,088,673	$ 2,722,170

Tangible common equity(1)	$ 282,774	$ 280,861	$ 273,206	$ 270,018	$ 268,096	$ 282,774	$ 268,096
Tangible common equity to tangible assets(1)	9.49%	9.22%	9.22%	10.17%	10.26%	9.49%	10.26%

(1) See Reconciliation of Non-GAAP financial measures.

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Condensed Consolidated Statement of Operations (unaudited)	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Interest and dividend income	$ 31,919	$ 28,707	$ 28,672	$ 28,481	$ 29,354	$ 117,779	$ 120,524
Interest expense	6,265	5,709	6,199	7,966	8,685	26,139	36,924
Net interest income	25,654	22,998	22,473	20,515	20,669	91,640	83,600
Provision for credit losses	3,101	2,000	10,899	3,450	-	19,450	350
Net interest income after provision for credit losses	22,553	20,998	11,574	17,065	20,669	72,190	83,250
Account maintenance and deposit service fees	1,700	1,633	1,489	1,698	1,847	6,520	7,159
Income from bank-owned life insurance	394	394	385	386	399	1,559	1,699
Equity gain from mortgage affiliate	2,571	3,826	4,161	231	16	10,789	1,191
Recoveries on loans and securities charged-off prior to acquisition	3,793	288	2,235	184	477	6,500	1,537
Other	(491)	130	123	321	620	83	1,000
Noninterest income	7,967	6,271	8,393	2,820	3,359	25,451	12,586
Employee compensation and benefits	9,211	7,817	7,338	12,309	6,738	36,675	26,261
Occupancy and equipment expenses	2,114	2,151	2,044	2,558	2,389	8,867	8,923
Amortization of core deposit intangible	341	341	341	341	341	1,364	1,418
Virginia franchise tax expense	613	615	659	570	562	2,457	2,251
Data processing expense	814	701	956	707	677	3,178	2,381
Telecommunication and communication expense	378	382	369	368	357	1,497	1,615
Net (gain) loss on other real estate owned	905	(16)	-	71	-	960	(38)
Professional fees	1,166	1,494	873	1,193	1,036	4,726	3,612
Other expenses	3,012	1,779	1,490	1,735	1,696	8,016	10,169
Noninterest expense	18,554	15,264	14,070	19,852	13,796	67,740	56,592
Income before income taxes	11,966	12,005	5,897	33	10,232	29,901	39,244
Income tax expense	3,003	2,417	1,188	6	1,268	6,614	6,077
Net income	$ 8,963	$ 9,588	$ 4,709	$ 27	$ 8,964	$ 23,287	$ 33,167

Non-GAAP adjustments to Net Income
Management Restructure / Recruiting	$ 843	$ -	$ -	$ 4,899	$ -	$ 5,742	$ -
Branch Closures	-	-	-	479	-	479	-
(Gain or recovery) / loss on securities	(2,964)	-	-	-	-	(2,964)	-
Brand Initative / Renaming	1,000	-	-	-	-	1,000	-
Extraordinary PPP income and expense	(2,177)	-	-	-	-	(2,177)	-
Other loss and related legal expenses	-	-	-	-	-	-	3,702
Income tax effect	729	-	-	(1,076)	-	(347)	(777)
Net Income adjusted for nonrecurring income and expenses	$ 6,394	$ 9,588	$ 4,709	$ 4,329	$ 8,964	$ 25,020	$ 36,092

CECL unfunded commitment expense (pre-tax)	380	-	-	-	-	380	-
Pre-tax pre-provision earnings - operating	$ 12,149	$ 14,005	$ 16,796	$ 8,861	$ 10,232	$ 51,811	$ 43,296

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Per Share Data:	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Earnings per share - Basic	$ 0.37	$ 0.40	$ 0.19	$ 0.00	$ 0.37	$ 0.96	$ 1.38
Earnings per share - Diluted	$ 0.37	$ 0.39	$ 0.19	$ 0.00	$ 0.37	$ 0.96	$ 1.36
Book value per share	$ 16.03	$ 15.96	$ 15.67	$ 15.59	$ 15.60	$ 16.03	$ 15.60
Tangible book value per share(1)	$ 11.60	$ 11.53	$ 11.21	$ 11.11	$ 11.09	$ 11.60	$ 11.09
Weighted average shares outstanding - Basic	24,272,312	24,270,455	24,246,355	24,168,359	24,092,534	24,239,481	24,050,037
Weighted average shares outstanding - Diluted	24,401,037	24,375,383	24,352,708	34,388,085	24,411,147	24,362,665	24,325,182
Shares outstanding at end of period	24,368,612	24,368,853	24,361,603	24,297,703	24,181,534	24,368,612	24,181,534

Selected Performance Ratios:
Return on average assets - operating(1)	0.82%	1.19%	0.61%	0.63%	1.31%	0.84%	1.33%
Pre-tax pre-provision return on average assets - operating(1)	1.56%	1.78%	2.28%	1.30%	1.50%	1.74%	1.59%
Return on average equity - operating(1)	6.53%	9.87%	4.92%	4.57%	9.49%	6.50%	9.93%
Return on average tangible equity - operating(1)	9.04%	13.72%	6.86%	0.04%	13.40%	9.06%	13.09%
Yield on earning assets	4.46%	3.97%	4.25%	4.61%	4.75%	4.31%	4.88%
Cost of funds on interest bearing liabilities	0.93%	0.83%	0.97%	1.60%	1.49%	1.01%	1.58%
Net interest margin	3.58%	3.18%	3.33%	3.32%	3.35%	3.35%	3.39%
Gross loans to deposits	100.32%	113.86%	116.73%	106.61%	102.89%	100.32%	102.89%
Efficiency ratio - operating(1)	57.43%	52.79%	49.07%	62.50%	57.60%	55.02%	56.37%
Overhead to average capital ratio	1.70%	1.15%	0.77%	1.86%	1.54%	1.81%	1.51%
Net charge-offs to average loans (annualized)	0.13%	(0.02%)	(0.00%)	0.18%	0.17%	0.09%	0.11%

Loan Portfolio Composition:
Loans secured by real estate:
Commercial real estate - owner occupied	$ 436,600	$ 416,717	$ 412,916	$ 409,739	$ 414,479	$ 436,600	$ 414,479
Commercial real estate - non-owner occupied	603,319	605,053	591,229	599,987	559,195	603,319	559,195
Secured by farmland	13,110	16,608	16,845	16,608	17,622	13,110	17,622
Construction and development loans	103,264	120,066	122,086	115,144	150,750	103,264	150,750
Residential 1-4 family	558,605	581,237	612,247	624,119	604,777	558,605	604,777
Multi-family residential	107,267	107,672	100,685	90,652	82,055	107,267	82,055
Home equity lines of credit	91,714	97,727	101,218	106,820	109,006	91,714	109,006
Total real estate loans	1,913,879	1,945,080	1,957,226	1,963,069	1,937,884	1,913,879	1,937,884

Commercial loans	188,885	216,711	204,160	223,433	221,447	188,885	221,447
SBA Paycheck Protection Program loans	319,428	348,022	335,612	-	-	319,428	-
Consumer loans	22,334	23,078	24,733	25,708	26,304	22,334	26,304
Gross loans	2,444,526	2,532,891	2,521,731	2,212,210	2,185,635	2,444,526	2,185,635

Plus (less) deferred costs (fees) on loans	(4,030)	(9,182)	(10,227)	328	412	(4,030)	412
Loan receivable, net of deferred costs (fees)	$ 2,440,496	$ 2,523,709	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,440,496	$ 2,186,047

(1) See Reconciliation of Non-GAAP financial measures.

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Asset Quality Information:	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Allowance for Credit Losses:	CECL	Incurred	Incurred	Incurred	Incurred	CECL	Incurred
Balance at beginning of period	$ (25,779)	$ (23,627)	$ (12,722)	$ (10,261)	$ (11,201)	$ (10,261)	$ (12,283)
Adoption of CECL	(8,292)	-	-	-	-	(8,292)	-
Provision for loan losses	(3,101)	(2,000)	(10,899)	(3,450)	-	(19,450)	(350)

Charge-offs	1,125	86	33	1,099	974	2,343	3,278
Recoveries	(298)	(238)	(39)	(110)	(34)	(685)	(906)
Net charge-offs	827	(152)	(6)	989	940	1,658	2,372

Ending balance	$ (36,345)	$ (25,779)	$ (23,627)	$ (12,722)	$ (10,261)	$ (36,345)	$ (10,261)
Cummulative reconciliation to CECL:
CECL adoption impact on acquired loans		$ (1,997)	$ (1,997)	$ (1,997)
CECL adoption impact on retained earnings, pretax		(6,924)	(6,924)	(6,924)
Cummulative additional provision for loan losses		(1,649)	(3,191)	(11,016)
CECL Ending balance		$ (36,349)	$ (35,739)	$ (32,659)

Reserve for Unfunded Commitments:	CECL	Incurred	Incurred	Incurred	Incurred	CECL	Incurred
Balance at beginning of period	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)
Adoption of CECL	(305)					$ (305)
Unfunded loan commitment expense	(380)					$ (380)
Total Reserve for Unfunded Commitments	$ (740)	$ (55)	$ (55)	$ (55)	$ (55)	$ (740)	$ (55)
Cummulative reconciliation to CECL:
CECL adoption impact on retained earnings, pretax		$ (305)	$ (305)	$ (305)
Cummulative additional provision for unfunded commitments		(1,224)	(817)	(425)
CECL Ending balance		$ (1,639)	$ (1,232)	$ (840)

Net Charge-off Information:
Charge-offs:
Commercial, financial and agricultural	$ 900	$ 12	$ -	$ 822	$ 188	$ 1,734	$ 621
Real estate - construction and development	-	-	-	-	-	-	-
Real estate - commercial and farmland	52	-	-	-	403	52	1,648
Real estate - residential	141	47	-	245	336	433	741
Consumer installment	32	27	33	32	47	124	268
Total charge-offs	1,125	86	33	1,099	974	2,343	3,278

Recoveries:
Commercial, financial and agricultural	(9)	-	(20)	(65)	(14)	(94)	(351)
Real estate - construction and development	-	-	-	-	-	-	1
Real estate - commercial and farmland	(126)	(4)	(3)	(7)	(3)	(140)	(213)
Real estate - residential	(157)	(225)	(5)	(31)	(6)	(418)	(306)
Consumer installment	(6)	(9)	(11)	(7)	(11)	(33)	(37)
Total recoveries	(298)	(238)	(39)	(110)	(34)	(685)	(906)

Net charge-offs	$ 827	$ (152)	$ (6)	$ 989	$ 940	$ 1,658	$ 2,372

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Non-Performing Assets:	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Accruing loans delinquent 90 days or more	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Nonaccrual loans	14,462	15,270	14,930	8,941	8,900	14,462	8,900
Other real estate owned	3,078	5,388	6,006	5,876	6,224	3,078	6,224
Total non-performing assets	$ 17,540	$ 20,658	$ 20,936	$ 14,817	$ 15,124	$ 17,540	$ 15,124
SBA guaranteed portion of non-performing loans	$ 3,076	$ 4,076	$ 3,513	$ 2,889	$ 4,129	$ 3,076	$ 4,129

Troubled debt restructuring	$ 987	$ 1,629	$ 1,667	$ 694	$ 697	$ 987	$ 697
Loans deferred under COVID-19 modifications	$ 122,010	$ 436,591	$ 707,841	$ 24,308	$ -	$ 122,010	$ -

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.47%	0.53%	0.57%	0.43%	0.40%	0.47%	0.40%
Net charge-offs as a percent of average loans (annualized)	0.13%	(0.02%)	0.00%	0.18%	0.17%	0.09%	0.11%
Allowance for credit losses to total loans	1.49%	1.02%	0.94%	0.57%	0.47%	1.49%	0.47%
Allowance for credit losses to total loans (excluding PPP loans)	1.71%	1.18%	1.09%	0.57%	0.47%	1.71%	0.47%

Loans by Risk Grade:
Pass, not graded	$ 533,287	$ 574,954	$ 653,943	$ 630,827	$ 611,160	$ 533,287	$ 611,160
Pass Grade 1 - Highest Quality	778	891	306	538	374	778	374
Pass Grade 2 - Good Quality	332,251	375,861	323,512	28,583	27,855	332,251	27,855
Pass Grade 3 - Satisfactory Quality	627,270	878,031	837,606	866,316	871,463	627,270	871,463
Pass Grade 4 - Pass	872,604	660,630	662,534	664,124	652,464	872,604	652,464
Pass Grade 5 - Special Mention	29,809	14,132	14,006	11,622	12,235	29,809	12,235
Grade 6 - Substandard	44,497	19,210	19,597	10,528	10,496	44,497	10,496
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,440,496	$ 2,523,709	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,440,496	$ 2,186,047

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Average Balances:	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Assets
Interest-earning assets:
Loans, net of deferred fees	$ 2,497,259	$ 2,501,614	$ 2,401,620	$ 2,200,926	$ 2,156,174	$ 2,400,896	$ 2,159,681
Investment securities	204,968	213,039	222,124	231,794	238,563	217,932	241,800
Other earning assets	147,014	163,159	91,230	54,800	54,826	114,275	66,582
Total earning assets	2,849,241	2,877,812	2,714,974	2,487,520	2,449,563	2,733,103	2,468,063
Other assets	252,231	256,284	250,897	252,700	255,916	253,035	252,412
Total assets	$ 3,101,472	$ 3,134,096	$ 2,965,871	$ 2,740,220	$ 2,705,479	$ 2,986,138	$ 2,720,475

Liabilities and stockholders' equity
Demand deposits	$ 459,830	$ 452,500	$ 418,382	$ 333,408	$ 345,191	$ 416,249	$ 332,924
Interest-bearing liabilities:
NOW and other demand accounts	688,125	451,583	404,700	379,531	374,328	481,470	360,254
Money market accounts	569,223	504,887	488,648	469,651	464,471	508,260	439,097
Savings accounts	182,434	176,305	163,574	147,697	145,532	167,567	145,855
Time deposits	525,607	590,263	710,483	756,055	832,246	645,123	868,420
Total Deposits	2,425,219	2,175,538	2,185,787	2,086,342	2,161,768	2,218,669	2,146,550
Borrowings	260,493	547,182	371,836	251,830	144,664	358,087	188,647
Total Funding	2,685,712	2,722,720	2,557,623	2,338,172	2,306,432	2,576,756	2,335,197
Other Liabilities	26,588	25,869	24,495	21,781	24,398	24,693	22,115
Stockholders' equity	389,172	385,507	383,753	380,267	374,649	384,689	363,163
Total liabilities and stockholders' equity	$ 3,101,472	$ 3,134,096	$ 2,965,871	$ 2,740,220	$ 2,705,479	$ 2,986,138	$ 2,720,475

Memo: SBA PPP loans	$ 332,080	$ 335,653	$ 192,751	$ -	$ -	$ 215,770	$ -

Net Interest Income
Loans	$ 30,596	$ 27,266	$ 27,044	$ 26,741	$ 27,489	$ 111,647	$ 112,181
Investment securities	993	1,129	1,247	1,361	1,496	4,730	6,224
Other earning assets	330	312	381	379	370	1,402	2,119
Total Earning Assets	31,919	28,707	28,672	28,481	29,355	117,779	120,524

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other demand accounts	1,167	807	745	786	792	3,505	2,989
Money market accounts	984	800	830	1,575	1,779	4,188	7,745
Savings accounts	137	130	107	116	116	490	461
Time deposits	2,038	2,620	3,464	4,026	4,799	12,149	19,407
Total Deposit Costs	4,326	4,357	5,146	6,503	7,486	20,332	30,602

Other Borrowings	1,939	1,352	1,053	1,463	1,200	5,807	6,322
Total Funding Costs	6,265	5,709	6,199	7,966	8,686	26,139	36,924

Net Interest Income	$ 25,654	$ 22,998	$ 22,473	$ 20,515	$ 20,669	$ 91,640	$ 83,600

Memo: SBA PPP loan interest and fee income	$ 5,725	$ 2,233	$ 512	$ -	$ -	$ 8,470	$ -

Southern National Bancorp of Virginia, inc.	For the Three Month Period:					Year to date Period:

Net Interest Margin	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Loans	4.87%	4.34%	4.53%	4.89%	5.06%	4.65%	5.19%
Investments	1.93%	2.11%	2.26%	2.36%	2.49%	2.17%	2.57%
Other Earning Assets	0.89%	0.76%	1.68%	2.78%	2.68%	1.23%	3.18%
Total Earning Assets	4.46%	3.97%	4.25%	4.60%	4.75%	4.31%	4.88%

NOW	0.67%	0.71%	0.74%	0.83%	0.84%	0.73%	0.83%
MMDA	0.69%	0.63%	0.68%	1.35%	1.52%	0.82%	1.76%
Savings	0.30%	0.29%	0.26%	0.32%	0.32%	0.29%	0.32%
CDs	1.54%	1.77%	1.96%	2.14%	2.29%	1.88%	2.23%
Interest Bearing Deposits	0.88%	1.01%	1.17%	1.49%	1.63%	1.13%	1.69%
Total Cost of Deposits	0.71%	0.80%	0.95%	1.25%	1.37%	0.92%	1.43%

Other Funding	2.96%	0.98%	1.14%	2.34%	3.29%	1.62%	3.35%
Total Cost of Funds	0.93%	0.83%	0.97%	1.37%	1.49%	1.01%	1.58%

Net Interest Margin	3.58%	3.18%	3.33%	3.32%	3.35%	3.35%	3.39%
Net Interest Spread	3.53%	3.14%	3.27%	3.23%	3.26%	3.29%	3.30%

Memo: Excluding SBA PPP loans
Loans	4.57%	4.60%	4.83%	4.89%	5.06%	4.72%	5.19%
Total Earning Assets	4.14%	4.14%	4.49%	4.60%	4.75%	4.34%	4.88%
Net Interest Margin*	3.23%	3.28%	3.51%	3.32%	3.35%	3.33%	3.39%

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods

Southern National Bancorp of Virginia, inc. ($000's, except per share data)	For the Three Month Period:					Year to date Period:

Reconciliation of Non-GAAP items:	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	4Q 2020	4Q 2019
Return on average assets	1.15%	1.19%	0.61%	0.00%	1.31%	0.78%	1.22%
Effect of adjustment for nonrecurring income and expenses	(0.33%)	0.00%	0.00%	0.63%	0.00%	0.06%	0.11%
Return on average assets - operating	0.82%	1.19%	0.61%	0.63%	1.31%	0.84%	1.33%

Net Income	$ 8,963	$ 9,588	$ 4,709	$ 27	$ 8,964	$ 23,287	$ 33,167
Income tax expense	3,003	2,417	1,188	6	1,268	6,614	6,077
Provision for credit losses (incl. unfunded commitments)	3,481	2,000	10,899	3,450	-	19,830	350
Pre-tax pre-provision earnings	$ 15,447	$ 14,005	$ 16,796	$ 3,483	$ 10,232	$ 49,731	$ 39,594
Effect of adjustment for nonrecurring income and expenses	(3,298)	-	-	5,378	-	2,080	3,702
Pre-tax pre-provision earnings - operating	$ 12,149	$ 14,005	$ 16,796	$ 8,861	$ 10,232	$ 51,811	$ 43,296

Return on average assets	1.15%	1.19%	0.61%	0.00%	1.31%	0.78%	1.22%
Effect of tax expense	0.39%	0.31%	0.16%	0.00%	0.19%	0.22%	0.22%
Effect of provision for credit losses	0.45%	0.25%	1.48%	0.51%	0.00%	0.66%	0.01%
Pre-tax pre-provision return on average assets	1.98%	1.78%	2.28%	0.51%	1.50%	1.67%	1.46%
Effect of adjustment for nonrecurring income and expenses	(0.42%)	0.00%	0.00%	0.78%	0.00%	0.07%	0.14%
Pre-tax pre-provision return on average assets - operating	1.56%	1.78%	2.28%	1.30%	1.50%	1.74%	1.59%

Return on average equity	9.16%	9.87%	4.92%	0.03%	9.49%	6.04%	9.13%
Effect of adjustment for nonrecurring income and expenses	(2.63%)	0.00%	0.00%	4.54%	0.00%	0.46%	0.80%
Return on average equity - operating	6.53%	9.87%	4.92%	4.57%	9.49%	6.50%	9.93%
Effect of goodwill and other intangible assets	2.51%	3.85%	1.94%	(4.53%)	3.91%	2.56%	3.16%
Return on average tangible equity - operating	9.04%	13.72%	6.86%	0.04%	13.40%	9.06%	13.09%

Efficiency ratio	59.43%	52.79%	49.07%	85.84%	57.60%	60.51%	59.44%
Effect of adjustment for nonrecurring income and expenses	(2.00%)	0.00%	0.00%	(23.34%)	0.00%	(5.49%)	(3.07%)
Efficiency ratio - operating	57.43%	52.79%	49.07%	62.50%	57.60%	55.02%	56.37%

Stockholders' equity	$ 390,554	$ 388,983	$ 381,669	$ 378,822	$ 377,241	$ 390,554	$ 377,241
Less goodwill and other intangible assets	-107,780	-108,122	-108,463	-108,804	-109,145	-107,780	-109,145
Tangible common equity	$ 282,774	$ 280,861	$ 273,206	$ 270,018	$ 268,096	$ 282,774	$ 268,096

Equity to Assets	12.64%	12.33%	12.42%	13.71%	13.86%	12.64%	13.86%
Effect of goodwill and other intangible assets	(3.16%)	(3.11%)	(3.21%)	(3.54%)	(3.60%)	(3.16%)	(3.60%)
Tangible common equity to tangible assets	9.49%	9.22%	9.22%	10.17%	10.26%	9.49%	10.26%

Book value per share	$ 16.03	$ 15.96	$ 15.67	$ 15.59	$ 15.60	$ 16.03	$ 15.60
Effect of goodwill and other intangible assets	(4.42)	(4.44)	(4.45)	(4.48)	(4.51)	(4.42)	(4.51)
Tangible book value per share	$ 11.60	$ 11.53	$ 11.21	$ 11.11	$ 11.09	$ 11.60	$ 11.09

Net Interest Margin	3.58%	3.18%	3.33%	3.32%	3.35%	3.35%	3.39%
Effect of adjustment for PPP associated balances*	(0.35%)	0.10%	0.18%	0.00%	0.00%	(0.02%)	0.00%
Net Interest Margin excluding PPP associated balances	3.23%	3.28%	3.51%	3.32%	3.35%	3.33%	3.39%
Effect of adjustment for accretion	(0.12%)	(0.17%)	(0.30%)	(0.10%)	(0.19%)	(0.17%)	(0.16%)
Net Interest Margin - Adjusted	3.11%	3.11%	3.21%	3.22%	3.16%	3.16%	3.23%

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods